[Letterhead of KPMG Peat Marwick LLP]

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
IAI Investment Funds I, Inc.
IAI Investment Funds VI, Inc.

     We consent to the use of our report incorporated herein by reference and to the references to our Firm under the heading "FINANCIAL HIGHLIGHTS" and "COUNSEL AND AUDITORS" in Part A of the Registration Statement.

                                   /s/KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 29, 1997